STATE  OF  NORTH  CAROLINA

                            ARTICLES OF INCORPORATION

Pursuant to the general business laws of North Carolina, the undersigned, being an adult person, submits these Articles of Incorporation for the purpose of forming a domestic, for profit business corporation.

FIRST:  Name.  The  name  of  the  corporation is Capital Business Funding, Inc.
        -----

SECOND:  Purpose.  The purpose of the corporation is to engage in any lawful act
        ---------
or activity for which a corporation may be organized under the General Corporation Law of North Carolina other than the banking business, trust company business or practice of a profession permitted to be incorporated by the North Carolina Corporations Code.

THIRD:  Principal  Office.  The principal and mailing address of the corporation
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is:

2212  Lantern  Way  Circle
Cornelius,  North  Carolina  28031
The county, within this state, in which the office of the corporation is to be located is: Mecklenburg.

FOURTH:  Shares.  The number of shares the corporation is authorized to issue is
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25000  of  common  stock  with  a  par  value  of  each  share  of  $.001.

FIFTH:  Registered  Agent  and  Address.  The  initial  registered agent and the
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initial  registered  address  of  the  Capital  Business  Funding,  Inc.  is:
Initial Registered Agent: Don Brown 2959 Irwin Dr SE Southport, North Carolina 28461

The county, within this state, in which the registered office of the corporation is to be located is Mecklenburg.

SIXTH:  Indemnification.  The  personal  liability  of  the officers, directors,
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employees  and  agents  of  the corporation shall be limited and the corporation will indemnify such persons for any losses to the fullest extent permitted by North Carolina law.

SEVENTH:  Incorporator.  The  name  and  address  of  each  incorporator  is:
          -------------
Charles  Barkley

Your  Incorporation.com,  Inc.
6201  Fairview  Rd.  Suite  200
Charlotte,  NC  28210


Signatures

__________________________________  Signed  this  date:  2004-01-30
Charles  Barkley,  Incorporator